Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-145047) and Form S-8 (Nos. 333-148364; 333-112704; 333-73842; 333-41880; 333-95647; 333-90971 and 333-88131) of NetScout Systems, Inc. of our report dated December 20, 2007, relating to the consolidated financial statements of Network General Central Corporation, which appears in the Current Report on Form 8-K/A of NetScout Systems, Inc. dated January 14, 2008.

PricewaterhouseCoopers LLP

San Jose, California

January 14, 2008